Exhibit 10.2

ASPEN AEROGELS

EMPLOYEE STOCK PURCHASE PLAN

1. Establishment and Purpose of Plan. Aspen Aerogels, Inc. (the “Company”) hereby establishes this Aspen Aerogels Employee Stock Purchase Plan (the “Plan”), effective as of April 30, 2025 (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company at the 2025 Annual Meeting of Stockholders held on the Effective Date. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with opportunities to purchase shares of the Company’s Common Stock. In general, it is intended that the Plan will constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and the Plan shall be interpreted in accordance with that intent. However, the Administrator may establish a separate component of the Plan that is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code and that is intended to provide opportunities to purchase the Company’s Common Stock to employees located outside of the United States (the “Non-423 Component”). Except as otherwise determined by the Administrator pursuant to the authority provided herein, the Non-423 Component, if any, shall operate and be administered in the same manner as the rest of the Plan. Unless otherwise defined herein, capitalized terms used in this Plan shall have the meanings ascribed to them in Section 2.

2. Definitions.

(a) “Administrator” means the Committee (or a delegate appointed in accordance with Section 4(b)).

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. A reference to any specific section of the Code shall also be deemed to be a reference to the provisions of any section of the final treasury regulations issued by the U.S. Department of the Treasury under the Code, as amended from time to time, under that Code section.

(d) “Committee” means the Compensation and Leadership Development Committee of the Board (or any other committee or subcommittee of the Board which the Board may appoint to administer the Plan). The Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) an “independent director” within the meaning of applicable rules of The New York Stock Exchange or such other securities exchange upon which Shares are listed from time to time.

(e) “Common Stock” means the Company’s common stock, $0.00001 par value per share.

(f) “Company” means Aspen Aerogels, Inc., a Delaware corporation (or any successor company).

(g) “Compensation” means, except as otherwise determined by the Administrator, an Eligible Employee’s gross base compensation payable in cash (including overtime), prior to salary reduction (such as pursuant to Sections 125, 132(f) or 401(k) of the Code), excluding sales, commissions, incentive or bonus compensation, and expense reimbursements. The Administrator shall have the discretion to determine the application of this definition to Participants, including those outside working outside the United States.

(h) “Designated Subsidiary” means any present or future Subsidiary that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders, and may separately designate any Designated Subsidiaries as participating in the Non-423 Component. The Administrator may also determine which Subsidiaries and Eligible Employees may be excluded from participation in the Plan, consistent with Section 423 of the Code (or as otherwise may be determined by the Administrator with respect to the Non-423 Component) and determine which Designated Subsidiaries shall participate in separate Offerings. For purposes of clarity, except as otherwise may be provided by the Administrator with respect to the Non-423 Component, only those Subsidiaries that qualify as “subsidiary corporations” to the Company within the meaning of Section 424(f) of the Code may be Designated Subsidiaries with respect to any Offering under the Plan.

(i) “Eligible Employee” has the meaning set forth in Section 6.

(j) “Enrollment Form” means an agreement, which may be electronic, pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering.

(k) “Exercise Date” means the last Trading Day of an Offering Period.

(l) “Fair Market Value” on any given date means the closing price of the Common Stock on the applicable Trading Day, as reported on The New York Stock Exchange or such other national securities exchange upon which the Common Stock may be listed at the time.

(m) “Non-423 Component” has the meaning set forth in Section 1.

(n) “Offering” means an offering to Eligible Employees to purchase Common Stock under the Plan. Unless otherwise determined by the Administrator, each Offering under the Plan in which Eligible Employees of one or more Designated Subsidiaries may participate may be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Period are identical, and the provisions of the Plan will separately apply to each Offering. The terms of any such separate Offerings need not be identical, provided that all Eligible Employees granted a Purchase Right in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423 or as otherwise may be determined by the Administrator with respect to an Offering under the Non-423 Component.

(o) “Offering Date” means the first Trading Day of an Offering Period.

(p) “Offering Period” means the period of time specified by the Administrator pursuant to Section 5 with respect to an Offering during which payroll deductions are accumulated from Participants and applied to the purchase of Common Stock in such Offering.

(q) “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

(r) “Participant” means, at any time, an individual who is an Eligible Employee as determined in Section 6 and who has enrolled in the Plan in compliance with the provisions of Section 7.

(s) “Plan” means the Aspen Aerogels Employee Stock Purchase Plan, as set forth in this document and as it may be amended from time to time.

(t) “Purchase Price” has the meaning set forth in Section 11.

(u) “Purchase Right” has the meaning set forth in Section 11.

(v) “Reorganization Event” means: (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s aggregate outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the aggregate outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; (iii) the sale of all of the Common Stock to an unrelated person, entity or group thereof acting in concert; or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

(w) “SEC” means the United States Securities and Exchange Commission.

(x) “Subsidiary” means, as applicable: (i) a “subsidiary corporation” of the Company within the meaning Section 424(f) of the Code; or, (ii) solely with respect to the Non-423 Component, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with, the Company, whether or not such entity is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(y) “Trading Day” means a day on which The New York Stock Exchange (or such other national securities exchange upon which the Common Stock may be listed at the time) is open for trading.

3. Share Reserve. Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be [4,000,000] shares, which may consist of authorized but unissued shares, treasury shares, shares acquired on the open market, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Common Stock thereunder, the shares of Common Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4. Administration.

(a) In General. The Plan shall be administered by the Administrator. The Administrator has full authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable and appoint such agents as it deems appropriate for the proper administration of the Plan; (ii) interpret and construe, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Enrollment Form or other instrument or agreement relating to the Plan; (iii) determine the terms and conditions of any right to purchase shares of Common Stock under the Plan; (iv) make all determinations and take all actions it deems advisable for the administration of the Plan, including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside the United States, such as adopting rules and procedures regarding payment of interest (if any), conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements outside of the United States, and adopting sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 17 below; (v) determine eligibility and decide all disputes arising in connection with the Plan; (vi) amend an outstanding right to purchase shares of Common Stock, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 15 or Section 16 (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan; and (vii) otherwise supervise and take any other actions necessary or desirable for the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. Neither the Administrator nor any member of the Board, the Committee or any other individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Purchase Right granted hereunder.

(b) Delegation. Subject to applicable laws, the Administrator may delegate administrative authority hereunder to one or more officers of the Company or to such other individual or group as the Administrator may determine in its discretion. The acts of any such delegates shall be treated hereunder as acts of the Administrator with respect to any matters so delegated.

(c) Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Administrator under the Plan or may act as the Administrator of the Plan for any or all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as Administrator of the Plan, the Board shall have all the powers of the Administrator hereunder, and any reference in the Plan to the Administrator (other than in this Section 4(c)) shall include the Board.

5. Offerings. The Company will make one or more Offerings to Eligible Employees to purchase Common Stock under the Plan. The Administrator shall, in its discretion, designate the Offering Period for any Offering, provided that no Offering Period shall exceed 27 months in duration. Unless and until otherwise determined by the Administrator, each Offering Period shall be a period of six months commencing on June 1 or December 1, respectively. Subject to applicable law, the Administrator, or its delegate, retains the discretion to impose stock transfer restrictions, trading restrictions or holding requirements on Common Stock purchased with respect to any Offering. If the Administrator elects to impose such restrictions or requirements, the restrictions or requirements will be described in the enrollment materials for the applicable Offering.

6. Eligibility.

(a) Eligible Employees. Except as otherwise provided in this Section 6, all individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan (“Eligible Employees”). Notwithstanding the foregoing, no Participant may be granted a Purchase Right hereunder if such Participant, immediately after the Purchase Right was granted, would be treated as owning stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. Further notwithstanding the foregoing, the Administrator may determine, prior to the beginning of an Offering, that one or more of the following categories of Eligible Employees shall not be eligible to participate in the Plan with respect to such Offering (provided that any such determination shall be applied in a consistent manner to all employees of the applicable corporation(s)):

(i) Employees who have been employed by the Company or a Designated Subsidiary for fewer than two years (or such shorter period of time as may be specified by the Administrator);

(ii) Employees who customarily work not more than twenty (20) hours per week (or such shorter period of time as may be specified by the Administrator);

(iii) Employees who customarily work not more than five (5) months per calendar year (or such shorter period of time as may be specified by the Administrator);

(iv) “Highly compensated employees” (as defined in Section 414(q) of the Code), or a subset of highly compensated employees specified by the Administrator who (A) are officers of the Company and subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934 as amended, and/or (B) have compensation (within the meaning of Section 415(c)(3) of the Code) exceeding an amount specified by the Administrator that is higher than the amount provided in Section 414(q)(1)(B)(i) of the Code for the applicable calendar year; or

(v) Employees who are citizens or residents of a non-U.S. jurisdiction, if the grant of a purchase right under the Plan to such an employee would be prohibited under the laws of such jurisdiction, or if compliance with the laws of such jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(b) Employment Relationship. Notwithstanding any other provision herein, individuals who are not classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system on the Offering Date are not considered to be “Eligible Employees” of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan with respect to such Offering. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not classified as of an Offering Date as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in an Offering under this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein. For purposes of the Plan, in accordance with Treas. Reg. § 1.421-1(h)(2), the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Subsidiary that does not exceed three months and during any period longer than three months if the individual’s right to reemployment is guaranteed by statute or contract.

(c) Determination by Administrator. The Administrator retains the discretion to determine which Eligible Employees may participate in the Plan pursuant to and consistent with Treasury Regulation §§ 1.423-2(e) and (f) (or as otherwise may be determined by the Administrator with respect to the Non-423 Component).

(d) Certain Exclusions from Non-423 Component. In the case of the Non-423 Component or any Offering thereunder, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

7. Participation.

(a) Participants on Offering Date. An Eligible Employee may elect to participate in the Plan by properly completing and submitting an Enrollment Form (in the manner described in Section 7(b)) by such deadline as shall be established by the Administrator for the Offering and in accordance with enrollment procedures established by the Administrator. Participation in the Plan is entirely voluntary.

(b) Enrollment. The Enrollment Form shall (i) state a whole percentage or, to the extent permitted by the Administrator, a fixed dollar amount, to be deducted from an Eligible

Employee’s Compensation per pay period during an Offering, (ii) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (iii) specify the name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 13. An employee who does not enroll in an Offering in accordance with these procedures shall be deemed to have waived participation in such Offering.

(c) Automatic Re-Enrollment. Except as otherwise determined by the Administrator prior to the commencement of the enrollment period for an Offering Period, the elections made by an Eligible Employee on an Election Form submitted with respect to a particular Offering Period shall apply only to that Offering Period. Notwithstanding the foregoing, the Administrator may provide, prior to the commencement of the enrollment period for an Offering Period that the enrollment decision and payroll deduction rate selected by a Participant in the Enrollment Form for such Offering Period, once effective, shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 9, (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

(d) Electronic Submission of Enrollment Form. The Administrator may specify that Enrollment Forms to be submitted to the Company pursuant to this Section 7 or Section 10 below are to be submitted electronically via the Company’s intranet or the internet site of a third party or via email or any other means of electronic delivery specified by the Administrator.

(e) Participation is Voluntary. Participation in the Plan is not required and is entirely voluntary. Further, participation in the Plan shall neither be permitted nor denied contrary to the requirements of the Code.

8. Employee Contributions. Subject to the annual dollar amount limitation set forth in Section 11(b), each Eligible Employee may, by submitting an Enrollment Form as described in Section 7(b), authorize payroll deductions, in whole percentages, at a minimum of 1% up to a maximum of 15% of such employee’s Compensation (or such other maximum percentage deduction as may be determined by the Administrator), or, to the extent permitted by the Administrator, in a fixed dollar amount, such employee’s Compensation (between such minimum and maximum dollar amount as specified by the Administrator prior to the applicable Offering), to be deducted on a pro rata basis for each pay period during an Offering Period. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the last day of the Offering Period. Payroll deductions shall be made in accordance with the Eligible Employee’s election; however, if the Eligible Employee elects to contribute in whole percentages, due to rounding or other administrative reasons, the actual percentage contributed may be less than the elected percentage. The Company shall maintain notional book accounts showing the amount of payroll deductions made by each Participant for each Offering Period, but the Company will not hold payroll deductions in a trust or in any segregated account, unless otherwise determined by the Administrator or required by applicable law. No interest shall accrue or be paid on payroll deductions, except as may be required by applicable law. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require Participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions” in this Section 8 (or in any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 8.

9. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase, decrease or suspend the Participant’s payroll deductions during the applicable Offering Period, but may increase or decrease his or her payroll deduction with respect to the next Offering Period (subject to the limitations of Section 10) by filing a new Enrollment Form by such deadline as shall be established by the Administrator for the applicable Offering Period. The Administrator may, in advance of any Offering Period, establish rules permitting a Participant to increase, decrease or suspend his or her payroll deduction during the Offering Period.

10. Withdrawal. A Participant may withdraw from participation in the Plan by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw, in accordance with such procedures as may be established by the Administrator, which may include a requirement that an Election Form indicating an election to withdraw must be submitted at least one week (or such other period as may be specified by the Administrator) prior to the applicable Exercise Date. The Participant’s withdrawal shall be effective as soon as practicable after the Participant’s valid withdrawal election is received by the Company. Following a Participant’s withdrawal, the Company shall promptly refund such individual’s entire account balance under the Plan to the Participant (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering Period, but may enroll in a subsequent Offering in accordance with Section 7.

11. Grant of Purchase Rights.

(a) On each Offering Date, the Company shall grant to each Participant in the Plan the right to purchase (“Purchase Right”), on the Exercise Date and at the Purchase Price hereinafter provided for, the lowest of (i) a number of whole shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Purchase Price (as defined herein); (ii) 1,500 shares of Common Stock; or (iii) such other maximum number of whole shares of Common Stock as shall have been established by the Administrator in advance of the Offering (in each case subject to adjustment pursuant to Section 15 or Section 16); provided, however, that such Purchase Right shall be subject to the limitations set forth below. Each Participant’s Purchase Right shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Purchase Right shall be as determined by the Administrator in advance of the applicable Offering Period (the “Purchase Price”) in accordance with the limitations of Section 423 of the Code. Unless and until otherwise determined by the Administrator, the Purchase Price for each Offering shall be the lesser of 85% of the Fair Market Value of the

Common Stock on the Offering Date or 85% of the Fair Market Value of the Common Stock on the Exercise Date.

(b) Notwithstanding the foregoing, no Participant may be granted a Purchase Right which permits the Participant’s rights to purchase stock under the Plan, and any other employee stock purchase plan (described in Section 423 of the Code) of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the Offering Date) for each calendar year in which the Purchase Right is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Purchase Rights into account in the order in which they were granted.

12. Exercise of Purchase Right and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Purchase Right on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as the Participant’s accumulated payroll deductions on such date shall purchase at the Purchase Price, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of an Offering Period, no fractional shares shall be issued pursuant to the exercise of any Purchase Right, and any amount remaining in a Participant’s account after the purchase of shares on the Exercise Date of an Offering Period solely by reason of any inability to purchase a fractional share shall be carried forward to the next Offering Period; any other balance remaining in a Participant’s account at the end of an Offering Period shall be promptly refunded to the Participant.

13. Issuance of Shares. Shares of Common Stock may be issued under the Plan, and certificates (if any) representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee. The Administrator may permit or require that such shares of Common Stock be deposited directly with a broker or agent designated by the Administrator, and the Administrator may utilize electronic or automated methods of share transfer. Further, the Administrator may require that shares of Common Stock issued under the Plan be retained with such designated broker or agent for a specified period of time and/or may establish other procedures to permit tracking of disqualifying dispositions (within the meaning of Section 421(b) of the Code) of such shares of Common Stock. Participants will not have any voting, dividend, or other rights of a stockholder with respect to the shares of Common Stock until such shares have been delivered pursuant to this Section 13. All transactions under this Plan are subject to the Company’s insider trading policy as may be in effect from time to time. This includes any blackout period prohibition or requirement to obtain mandatory pre-clearance of transactions such as enrollment, withdrawal, or trading.

14. Rights on Termination or Transfer of Employment. If a Participant’s employment terminates for any reason, or if the Participant’s employment status changes such that the Participant is no longer an Eligible Employee, before the Exercise Date for any Offering Period, no further payroll deductions shall be taken from any pay due and owing to the Participant and the balance in the Participant’s notional account shall be paid, as if such Participant had withdrawn from the Plan under Section 10, to such Participant or, in the case of such Participant’s death, to the beneficiary (if any) as may have been designated by the Participant pursuant to Section 22(b) of the Plan, or if none, to the legal representative of the Participant’s estate. An employee shall be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. Unless otherwise determined by the Administrator, a Participant whose employment transfers between the Company and/or one or more of its Designated Subsidiaries, or whose employment terminates with an immediate rehire (with no break in service) by the Company or a Designated Subsidiary, shall not be treated as having terminated employment for purposes of participating in the Plan or an Offering.

15. Adjustment in Case of Changes Affecting Common Stock. Subject to any required action by the stockholders of the Company, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting normal cash dividends), the Administrator shall make appropriate adjustments in the number and class of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Section 11(a)) and the number of shares of Common Stock subject to, and the Purchase Price of, each outstanding Purchase Right, in order to prevent dilution or enlargement of Participants’ rights under the Plan. Any fractional share resulting from an adjustment pursuant to this Section 15 shall be rounded down to the nearest whole number, and in no event may the Purchase Price of any Purchase Right be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Administrator pursuant to this Section 15 shall be final, binding and conclusive.

16. Reorganization Events. In connection with a Reorganization Event, the Administrator may take such actions with respect to outstanding Purchase Rights as the Administrator deems appropriate, consistent with applicable law and the treatment of the Plan (other than the Non-423 Component thereof) as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, including, any one or more of the following:

(a) provide that Purchase Rights shall be assumed, or substantially equivalent Purchase Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(b) upon written notice to Participants, provide that all outstanding Purchase Rights will be terminated as of the effective date of the Reorganization Event and that all such outstanding Purchase Rights will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Administrator in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event;

(c) upon written notice to Participants, provide that all outstanding Purchase Rights will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to the Participant on such date;

(d) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, make or provide for a cash payment to a Participant equal to the excess, if any, of (i) the amount of cash payable for a Common Share pursuant to the Reorganization Event times the number of shares of Common Stock subject to the Participant’s Purchase Right over (ii) the aggregate Purchase Price of the Common Stock subject to such Purchase Right, in exchange for the termination of such Purchase Right;

(e) provide that, in connection with a liquidation or dissolution of the Company, Purchase Rights shall convert into the right to receive liquidation proceeds (net of the Purchase Price thereof); or

(f) any combination of the foregoing.

For purposes of clause (a) above, a Purchase Right shall be considered assumed if, following consummation of the Reorganization Event, the Purchase Right confers the right to purchase, for each share of Common Stock subject to the Purchase Right immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities, or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Purchase Rights to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Administrator) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

In addition, any action taken under this Section 16 shall be consistent with the intent that Purchase Rights granted under the Plan (other than Purchase Rights granted under the Non-423 Component thereof) will comply with Section 423 of the Code, unless otherwise expressly determined by the Administrator. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other Reorganization Event.

17. Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contribution by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423 of the Code, the employees subject to such special rules or sub-plans shall participate in the Non-423 Component, and Purchase Rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code.

18. Amendment, Suspension and Termination of the Plan.

(a) Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that, without the approval by the stockholders of the Company within 12 months of such Board action, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval (i) under the requirements of any stock exchange upon which the shares may then be listed, or (ii) in order for the Plan (other than the Non-423 Component thereof) to qualify as an “employee stock purchase plan” under Section 423(b) of the Code. In no event may any amendment be made which would cause the Plan (other than the Non-423 Component thereof) to fail to comply with Section 423 of the Code.

(b) Suspension of the Plan. The Administrator may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Administrator may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless the Participant withdraws pursuant to Section 10). However, no Purchase Rights shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant, during the suspension period.

(c) Termination of the Plan. The Board reserves the right to terminate the Plan, in whole or in part, at any time. The Plan shall terminate upon the date when all shares of Common Stock reserved under Section 3 of the Plan have been purchased, or upon such earlier date as may be determined by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

19. Insufficient Shares. If the sum of the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date, plus the number of shares of Common Stock purchased under previous Offerings under the Plan, exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned (in a manner consistent with the requirements of Section 423(b)(4) and (5) of the Code and the regulations thereunder) among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. Notification Upon Sale of Shares. Each Participant shall agree, by enrolling in the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Purchase Right pursuant to which such shares were purchased or within one year after the date such shares were purchased.

21. Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees participating in the Plan with respect to each separate Offering shall have the same rights and privileges, except as otherwise may be determined by the Administrator with respect to the Non-423 Component.

22. General.

(a) No Right to Future Purchase Rights; No Stockholder Rights; No Right to Employment. No person shall have any right to be granted any Purchase Right under the Plan. No person shall have any rights as a stockholder with respect to any Common Stock to be issued under the Plan prior to the issuance thereof. The Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by the Plan except as specifically provided in the Plan. The establishment of, enrollment in, or grant of a Purchase Right under the Plan shall not be construed as giving any person the right to be retained in the employ of the Company or any Subsidiary. Further, the Company and each Subsidiary expressly reserves the right at any time to dismiss an employee free from any liability or any claim under the Plan, except as expressly provided herein.

(b) Purchase Rights Not Transferable. Except as provided herein, or to the extent otherwise required by applicable law, no Participant may alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of any Purchase Rights hereunder, which Purchase Rights and the right to receive them are expressly declared to be nonassignable and nontransferable. Further, notwithstanding any other provision of the Plan to the contrary, Purchase Rights are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the foregoing, if so determined by the Administrator, in its discretion, Participants may be permitted to designate, in such manner as may be established by Administrator, a beneficiary to receive any cash or Common Stock that may be payable to the Participant under the Plan following the Participant’s death.

(c) Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

(d) Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company may, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Common Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock. If, pursuant to this Section 22, the Administrator determines that the shares of Common Stock will not be issued to any Participant, all accumulated payroll deductions will be promptly refunded, without interest (unless otherwise required pursuant to applicable law), to the Participant, without any liability to the Company or any of its Subsidiaries.

(e) Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

(f) Compliance with Applicable Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to a right to purchase unless the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934 (each as amended) and the requirements of any stock exchange upon which the shares may then be listed.

(g) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(h) Governing Law. This Plan and all Purchase Rights and actions taken thereunder shall be governed by, and construed in accordance with, applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Delaware, applied without regard to conflict of law principles.

(i) Tax Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary may withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant. In addition, the Company or any Subsidiary may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding that the Company or any Subsidiary deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f). The Company shall not be required to issue any Common Stock under the Plan until such obligations are satisfied.

(j) Section 409A of the Code. The Plan is intended to be exempt from the provisions of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. Notwithstanding the foregoing, neither the Company, the Board, the Committee nor the Administrator shall have any liability to a Participant or any other party if a Purchase Right to purchase Common Stock under the Plan fails to be exempt from or compliant with Section 409A of the Code, or for any action taken by the Administrator with respect thereto. The Company makes no guaranty or warranty of the tax treatment of Purchase Rights under the Plan, under Section 409A or otherwise.

(k) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of accepting receipt shall be deemed paid when paid to such person’s guardian, agent or attorney-in-fact under a power of attorney, or to the party providing or reasonably appearing to provide for the care of such person (as determined by the Administrator), and such payment shall fully discharge any liability or obligation of the Board, the Administrator, the Company and any Designated Subsidiary, and all other parties with respect thereto.

(l) Headings and Captions; Rules of Construction. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder. Except where otherwise indicated, references to Sections are references to sections of this Plan.

(m) Unfunded Status of Plan. The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any Participant (or beneficiary thereof), on the one hand, and the Company, any Designated Subsidiary, the Board, the Administrator, or any other person, on the other hand.

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